                                                                     Exhibit 4.4
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                               WORLDCORP, INC.,
                                    ISSUER


                                      AND


                 NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION,
                                   TRUSTEE


                        ================================

                          THIRD SUPPLEMENTAL INDENTURE

                           DATED AS OF MARCH 15, 1995

                        ================================


================================================================================





          Supplemental to the Indenture dated as of August 15, 1987, relating to 13 7/8% Subordinated Notes Due August 15, 1987

       THIS THIRD SUPPLEMENTAL INDENTURE is dated as of March 15, 1995, and is between WORLDCORP, INC., a Delaware corporation (the "Company") and NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION (formerly Norwest Bank Minneapolis, N.A.), as Trustee under the Indenture, as defined below (the "Trustee").

                                R E C I T A L S

       WHEREAS, the Company and the Trustee executed and delivered an Indenture dated as of August 15, 1987, as amended by a First Supplemental Indenture dated as of March 1, 1988, and a Second Supplemental Indenture dated as of February 22, 1994 (as amended, the "Indenture"), providing for the issuance of the Company's 13 7/8% Subordinated Notes due August 15, 1997 (the "Notes"); and

       WHEREAS, in accordance with Section 10.02 of the Indenture, the holders of a majority in aggregate principal amount of the Notes (the "Holders") have consented to an amendment to Section 5.03(a); and

       WHEREAS, all conditions and requirements necessary to make this Third Supplemental Indenture a valid and binding instrument in accordance with its terms have been performed, and the execution and delivery hereof have been authorized in all respects;

       NOW, THEREFORE, in consideration of the above premises, each party agrees, for the benefits of the other and for the equal and ratable benefit of the Holders, as follows:

                                   ARTICLE I

       Section 1.01.  Amendment to Section 5.03(a).  Section 5.03(a) of the
                      ----------------------------
Indenture is hereby amended to read in its entirety as follows:

                "Notwithstanding the above, the Company may purchase 500,000 shares of Capital stock of World Airways, Inc. from Malaysian Helicopter Services, Berhard, a
                Malaysian corporation, on or prior to April 1, 1995, for an amount not to exceed $8,500,000.

                                  ARTICLE II

       Section 2.01.  Terms Defined.  All capitalized terms used herein shall
                      -------------
have the meaning assigned to them in the Indenture unless expressly defined otherwise in this Third Supplemental Indenture.

       Section 2.02.  Indenture.  Except as expressly amended hereby, the
                      ---------
Indenture and Notes remain in full force and effect. Any references to the Indenture in the Notes shall refer to the Indenture as amended.

       Section 2.03.  Governing Law.  This Third Supplemental Indenture shall be
                      -------------
governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of laws rules thereof.

       Section 2.04.  Successors.  All agreements of the Company and the Trustee
                      ----------
in this Third Supplemental Indenture shall bind their respective successors.

       Section 2.05.  Multiple Counterparts.  The parties may sign multiple
                      ---------------------
counterparts of this Third Supplemental Indenture. Each signed counterpart shall be deemed an original, but all of them together represent the same agreement.

       Section 2.06.  Effectiveness.  The provisions of this Third Supplemental
                      -------------
Indenture will take effect immediately upon its execution and delivery by the Trustee and the Company in accordance with the provisions of Section 10.2 of the Indenture.

       Section 2.07.  Recitals.  The recitals of fact contained herein shall be
                      --------
taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or adequacy of this Third Supplemental Indenture or the due execution hereof by the Company.

       IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed, and their corporate seals to be hereunto affixed and attested, all as of the date first written above.


                                           WORLDCORP, INC.

[SEAL]

Attest: /s/ Andrew M. Paalborg             By: /s/ T. Coleman Andrews, III
       -----------------------------          -----------------------------
       Andrew M. Paalborg                     T. Coleman Andrews, III
       Secretary                           President and Chief Executive Officer



                                           NORWEST BANK MINNESOTA,
                                           NATIONAL ASSOCIATION

[SEAL]

Attest: /s/ Mary E. Traynor                By: /s/ Raymond S. Haverstock
       ---------------------                  ----------------------------
       Name: MARY E. TRAYNOR                  Name: RAYMOND S. HAVERSTOCK
            -------------------                    -------------------------
       Title:Assistant Secretary              Title:   Assistant Vice President
             -------------------                    ---------------------------

STATE OF VIRGINIA

COUNTY OF FAIRFAX, to-wit:


       On this 15th day of March, 1995, before me personally appeared T. Coleman
               ----
Andrews, III, President and Chief Executive Officer of WorldCorp, Inc., personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed the foregoing Third Supplemental Indenture as President and Chief Executive Officer on behalf of WorldCorp, Inc. and acknowledged to me that WorldCorp, Inc. executed it.



[NOTARIAL SEAL]              /s/ Carol Sue Bengston
                   --------------------------------
                                    NOTARY PUBLIC Carol Sue Bengston


My commission expires:     April 30, 1996
                       ---------------------

I was commissioned a notary public as Carol Sue Peters.

STATE OF MINNESOTA

COUNTY OF  Hennepin  , to-wit
         ------------

       On this 12th day of May, 1995, before me personally appeared
               ----
Raymond S. Haverstock, Assistant Vice President of Norwest Bank Minnesota,
- ---------------------  -------------------------
National Association, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed the foregoing Third Supplemental Indenture as Assistant Vice President on behalf of Norwest Bank
                          ------------------------
Minnesota, National Association, and acknowledged to me that Norwest Bank Minnesota, National Association executed it.



[NOTARY SEAL]        /s/ Theresa M. Stelter
                     -----------------------------
                                    NOTARY PUBLIC


My commission expires:    1-31-2000
                      -----------------